Exhibit 10.5

MYR GROUP INC.

MANAGEMENT STOCKHOLDERS AGREEMENT

Dated March 10, 2006

among

MYR GROUP INC.

and its

MANAGEMENT STOCKHOLDERS

Table of Contents

ARTICLE I DEFINITIONS		4

ARTICLE II TRANSFER OF SHARES		6

2.1	Restrictions on Transfer	6

2.2	Notice of Proposed Transfer	6

2.3	Termination of Restrictions	6

2.4	Other Transfers Void	7

2.5	Right of First Refusal	7

(a)	Proposed Sale	7

(b)	Acceptance	7

(c)	Closing	7

(d)	Second Offer	7

(e)	Company’s Acceptance	7

(f)	Second Offer Closing	8

(g)	Permitted Sale	8

2.6	Drag Along Rights	8

2.7	Redemption Upon Termination of Employment	9

ARTICLE III PIGGYBACK REGISTRATION		10

3.1	Piggyback Registration	10

3.2	Underwriting in Piggyback Registration	10

3.3	Withdrawal in Piggyback Registration	10

3.4	Blue Sky in Piggyback Registration	10

3.5	Expenses of Registration	10

3.6	Indemnities	10

(a)	Indemnity by the Company	10

(b)	Indemnity by the Selling Stockholders	11

(c)	Indemnity Procedures	12

(d)	Insufficiency of Indemnities	13

3.7	Obligations of the Company	13

(a)	Registration Statement	14

(b)	Amendments	14

(c)	Prospectus	14

(d)	Underwriting Agreement	14

(e)	Prospectus Notice	14

(f)	Listing	15

(g)	Transfer Agent and Registrar	15

(h)	Legal Opinions and Accountants’ Letters	15

(i)	Stop Orders	15

(j)	Earnings Statement Pursuant to Section 11(a)	15

3.8	Termination of Registration Rights	15

3.9	Market Stand-Off	15

3.10	Public Information	16

3.11	Information Furnished by Stockholders	16

ARTICLE IV MISCELLANEOUS		16

4.1	Entire Agreement; Amendments	16

4.2	Expenses	17

4.3	Governing Law	17

4.4	Jurisdiction	17

(a)	Dispute Resolution	17

(b)	Consent to Service	17

4.5	Assignment	17

4.6	Notices	18

4.7	Severability	18

4.8	No Third Parties; No Reliance	18

4.9	Exhibits and Schedules; Construction of Certain Provisions	18

4.10	Headings	18

4.11	Counterparts; Execution by Facsimile	18

4.12	Binding Provisions	19

4.13	Severability	19

4.14	Legend	19

MYR GROUP INC.

MANAGEMENT STOCKHOLDERS AGREEMENT

THIS MANAGEMENT STOCKHOLDERS AGREEMENT (the “Agreement”) of MYR GROUP INC. (the “Company”) is made and entered into this 10th day of March, 2006, by and among the Company and the individuals signatory to this Agreement (each a “Management Stockholders”), effective for each Management Stockholder as of the date on which he or she executes this Agreement.

SUMMARY

Effective as of March 10, 2006, MYR Group Holdings LLC (“ArcLight”) acquired 60% of the capital stock of the Company from FirstEnergy Corp. (“FirstEnergy”), pursuant to a Stock Purchase Agreement dated March 10, 2006 (the “Stock Purchase Agreement”). In connection with such acquisition, ArcLight, FirstEnergy and the Company have entered into a stockholders agreement (the “Principal Stockholders Agreement”) in order to set forth their understandings regarding their continuing ownership of the Company and regarding certain of the Company’s continuing operations.

The Principal Stockholders Agreement provides that certain employees of the Company (the “Management Employees”) identified in Schedule 2.2 to the Principal Stockholders Agreement will be offered the right (the “Stock Purchase Right”) to purchase Shares upon the terms set forth in Section 2.2 of the Principal Stockholders Agreement during the period commencing on the fifth and ending on the 60th business day following the date of the Principal Stockholders Agreement.

The Principal Stockholders Agreement also provides that the Management Employees will be granted Options to purchase, under the terms of the Plan (as defined therein), such number of Shares as provided in Section 2.4 of the Principal Stockholders Agreement.

Pursuant to the terms of the Principal Stockholders Agreement and the Plan, the Management Employees are required, as a condition to their exercise of their Stock Purchase Rights and their exercise of the Option granted to them, to execute a copy of this Agreement.

The Management Stockholders therefore agree as follows:

ARTICLE I

DEFINITIONS

In this Agreement, the following terms have the following meanings:

“Affiliate” means, (i) for each Management Stockholder who is an individual, the estates and family members of such Management Stockholder, and any trusts for the benefit of such individuals; and (ii) for each Management Stockholder that is a trust, the estates and family members of such trust’s individual beneficiaries, and any other trusts for the benefit of such beneficiaries. A “family member” of an individual shall mean such individual’s spouse, and each of such individual’s lineal descendents.

“Affiliated Companies” means each direct or indirect subsidiary of the Company.

“Bona Fide Offeror” means a Person, other than an Affiliate of a Management Stockholder, who offers in writing to purchase Shares of one or more Management Stockholders solely for cash and who has provided evidence of the availability of sufficient funds in cash to make the necessary cash purchase price payment.

“Common Stock” means the common stock, without par value, of the Company.

“Executive Management Committee” shall mean the executive committee appointed pursuant to the provisions of the by-laws, which currently consists of the Chief Executive Officer, Chief Operating Officer, Chief Legal Counsel, Chief Financial Officer, Vice President Safety and two Group Operating Vice Presidents.

“Equity Securities” means any shares of capital stock of the Company, any securities convertible into or exchangeable for shares of capital stock of the Company, and any options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock.

“Management Stockholder” means any employee listed on Schedule 2.2 to the Principal Stockholders Agreement who has acquired any Shares pursuant to his or her exercise of a Stock Purchase Right or an Option and who has executed a copy of this Agreement and a promissory note and pledge agreement, if applicable, or any Permitted Transferee to whom such Person has Transferred any Shares pursuant to Section 2.1.

“Option” means a stock option issued under the Plan.

“Permitted Transferee” means any Affiliate of a Management Stockholder.

“Person” means any individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” means the Company’s Stock Option Plan referred to in Section 2 of the Principal Stockholders Agreement.

“Register” and “Registration” mean registration under the Securities Act of an offering of securities.

“Registrable Securities” shall mean all Equity Securities held by or issued to a Management Stockholder unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to an effective registration statement, or (ii) all of such Equity Securities may be freely sold and transferred during a three-month period pursuant to

Rule 144 under the Securities Act or any successor rule.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V (“Piggyback Registration Rights”) of this Agreement, as applicable, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Company, Blue Sky fees and expenses (which fees and expenses shall be deemed to include all fees and expenses of the Company arising out of filings required by, and all other costs and expenses incident to compliance with, state securities laws, rules and regulations), and the expense of any special audits incident to or required by any such registration.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

“Shares” means the issued and outstanding shares of Common Stock.

“Transfer” means to issue, sell, transfer, gift, assign, pledge or otherwise dispose of, whether voluntarily or involuntarily, directly or indirectly, or by operation of law and whether with or without consideration.

ARTICLE II

TRANSFER OF SHARES

2.1                               Restrictions on Transfer. Except as provided in Sections 2.5 and 2.6, a Management Stockholder’s Shares shall not be Transferred except to a Permitted Transferee of such Management Stockholder upon the conditions specified in this Section 2.1. In the event that a Management Stockholder Transfers any or all of his, her or its Shares to a Permitted Transferee, as a condition to the Transfer, such Permitted Transferee shall execute a counterpart to this Agreement, whereupon such transferee shall be bound by this Agreement and shall, by becoming a party to this Agreement as required by this Agreement, be deemed to and shall have irrevocably agreed with such Management Stockholder to grant all consents the Management Stockholder grants or otherwise would be entitled to grant, as directed by such Management Stockholder, and to cast all votes as such Management Stockholder casts or otherwise would be entitled to cast, as directed by such Management Stockholder.

2.2                               Notice of Proposed Transfer. Each Management Stockholder shall, prior to any Transfer permitted under Section 2.1, deliver written notice to the Company and such notice shall disclose in all reasonable detail the identity of the Permitted Transferee(s) and shall deliver to the Company copies of the agreements of such transferee as contemplated by Section 2.1.

2.3                               Termination of Restrictions. Notwithstanding the foregoing provisions of this Article, the restrictions imposed by this Article upon the Transfer of any Shares shall cease and terminate when any such Shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act. Whenever the restrictions imposed by this Article shall terminate, the Management Stockholder holding any Shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend provided for in this Agreement and not containing any other reference to the restrictions imposed by this Article.

2.4                               Other Transfers Void. Any Transfer of Shares by a Management Stockholder not in accordance with this Article shall be void.

2.5                               Right of First Refusal.

(a)                                  Proposed Sale. If a Management Stockholder proposes to sell any or all of his, her or its Shares to any Bona Fide Offeror (and only to a Bona Fide Offeror), such Management Stockholder shall, before making or accepting such offer, deliver to ArcLight and FirstEnergy an offer (the “Offer”) to Transfer to them all, and not less than all, of such shares (the “Offered Shares”) upon the terms upon which such Management Stockholder proposes to Transfer such Offered Shares to the Bona Fide Offeror. The Offer shall state that such Management Stockholder proposes to sell such Offered Shares and shall specify in reasonable detail the number of Offered Shares and the terms of such proposed sale (including purchase price and payment terms). The Offer shall remain open and irrevocable for a period of 30 days (the “First Offer Period”) from the date of its delivery.

(b)                                  Acceptance. ArcLight or FirstEnergy may accept the Offer by delivering to the offering Management Stockholder a notice within the First Offer Period for the purchase of all, and not less than all, of the Offered Shares. If both ArcLight and FirstEnergy accept the Offer, then the Offer shall be deemed accepted by ArcLight and FirstEnergy with respect to the number of Shares offered multiplied by the pro rata amounts (meaning the quotient obtained by dividing (i) the aggregate number of Shares held by ArcLight and FirstEnergy, respectively, and their respective “Permitted Transferees” (as such term is defined with respect to ArcLight and FirstEnergy in the Principal Stockholders Agreement) by (ii) the aggregate number of Shares held by ArcLight and FirstEnergy.

(c)                                  Closing. If ArcLight or FirstEnergy or both accept the Offer, the sale of the Offered Shares to them shall be made on a business day designated by the offering Management Stockholder, not less than 10 and not more than 30 days after expiration of the First Offer Period on those terms and conditions set forth in the Offer not inconsistent with this Section 2.5.

(d)                                  Second Offer. If ArcLight or FirstEnergy do not accept the Offer, the offering Management Stockholder shall deliver the Offer to the Company. The Offer shall remain open and irrevocable for a period of 30 days (the “Second Offer Period”) from the date of its delivery.

(e)                                  Company’s Acceptance. The Company may accept the Offer by delivering to the offering Management Stockholder a notice (the “Second Purchase Notice”) within the Second Offer Period to purchase all, and not less than all, of the Offered Shares which the offering Management Stockholder proposes to Transfer.

(f)                                    Second Offer Closing. If the Company accepts the Offer, the sale of the Offered Shares to the Company shall be made on a business day designated by the offering Management Stockholder, not less than 10 and not more than 30 days after expiration of the Second Offer Period on those terms and conditions set forth in the Offer not inconsistent with this Section 2.5.

(g)                                 Permitted Sale. In the event that neither ArcLight or FirstEnergy nor the Company accept the Offer with respect to all of the Offered Shares, the offering Management Stockholder may Transfer the Offered Shares to the proposed Bona Fide Offeror within 90 days from the commencement date of the First Offer Period at a price and on terms no more favorable to the Bona Fide Offeror than the price and terms initially offered by the Bona Fide Offeror. If the price and terms offered to the Bona Fide Offeror are more favorable to the Bona Fide Offeror than the price and terms initially offered by the Bona Fide Offeror, such Management Stockholder shall once again be required to make to ArcLight and FirstEnergy the offer as provided for in this Section 2.5.

2.6                               Drag Along Rights. In the event that ArcLight shall determine to sell or exchange (in a business combination or otherwise) all, and not less than all, of the Shares held by ArcLight collectively with its Permitted Transferees (as such term is defined with respect to ArcLight in the Principal Stockholders Agreement), in a bona fide arm’s-length transaction,  then, upon the written notice of ArcLight (the “Drag Along Sale Notice”), the Management Stockholders shall be obligated to, and shall, sell, transfer and deliver, or cause to be sold, transferred and delivered, to the other party,

(i) in the case of Shares acquired by exercise of an Option, all and not less than all of such Shares, at the same price per share and on the same terms applicable to ArcLight collectively with its Permitted Transferees (as such term is defined with respect to ArcLight in the Principal Stockholders Agreement), and set forth in the Drag Along Sale Notice,

(ii) in the case of Shares acquired by exercise of a Stock Purchase Right, all and not less than all of such Shares, at the same price per share and on the same terms applicable to ArcLight collectively with its Permitted Transferees, and set forth in the Drag Along Sale Notice, provided that, if the sale does not result in a 8% per annum rate of return on the aggregate amount paid by the Management Stockholder to acquire such Shares (less the present value of any dividends or other distributions received by the Management Stockholder with respect to such Shares) (the “8% Return Rate”), then the Company shall pay to the Management Stockholders an amount equal to the difference between the price per share paid by the other party and a price representing an 8% Return Rate, which amount shall be payable in a single cash lump sum within 30 days after the closing of the sale; provided that the liability of each Management Stockholder to the prospective purchaser in connection with such transaction shall not under any circumstances exceed the consideration received by such Management Stockholder in connection therewith and all representations, warranties and covenants given in connection with such transaction shall be several and not joint, or if they are not several, then the Management Stockholders shall have entered into a contribution agreement to bear, among themselves, liability to the purchaser in connection with such transaction in proportion to the amount of consideration received in such transaction by each Management Stockholder and to bear full liability with respect to breaches of representations, warranties and covenants with respect to which other Management Stockholders would not have been liable had such representations, warranties and covenants been given severally, and not jointly.

2.7                               Redemption Upon Termination of Employment.

(a)                                  Notwithstanding any contrary provision contained herein, upon a Management Stockholder’s termination of employment with the Company and all of its Affiliated Companies for any reason other than the reason set forth in subsection (b), all Shares then held by such Management Stockholder shall be redeemed by the Company. In the case of Shares acquired by exercise of a Stock Purchase Right, such Shares shall be redeemed (i) in the event that the employment is terminated before a sale by ArcLight of its Shares in the Company, at a price representing an 8% Return Rate, and (ii) in the event that the employment is terminated at the same time as or after a sale by ArcLight of its Shares in the Company, at a price equal to the greater of (x) the fair market value of such Shares at the date of the Management Stockholder’s termination of employment, as determined in accordance with the valuation requirements of the proposed regulations under Internal Revenue Code section 409A or the comparable provisions in the final regulations issued under that section, and (y) an amount representing an 8% Return Rate. In the case of Shares acquired by exercise of an Option, such Shares shall be redeemed at a price equal to the fair market value of such Shares at the date of the Management Stockholder’s termination of employment, as determined in accordance with the valuation requirements of the proposed regulations under Internal Revenue Code section 409A or the comparable provisions in the final regulations issued under that section. Payment of the redemption price shall be made within 30 days after the date of the Management Stockholder’s termination of employment, or by the earliest date thereafter by which the amount of the payment can be determined.

(b)                                  Notwithstanding the foregoing, if two (2) or more members of the Company’s Executive Management Committee terminate their employment within any 90 day period to accept employment with any single entity or any of such entity’s affiliated entities that engages directly or indirectly in infrastructure construction services and/or the commercial/industrial services business, then (i), in the case of Shares acquired by exercise of Stock Purchase Rights, the Company shall redeem from each such Management Stockholder their Shares for a consideration equal to such Management Stockholder’s purchase price paid for such Shares; (ii) in the case of Shares acquired by exercise of an Option, the Company shall redeem from each such Management Stockholder their Shares for a consideration equal to the purchase price set forth in Section 2.7(a)(ii)(x), and (iii), in the case of any unvested or unexercised Options, the Management Stockholder shall surrender their unvested or unexercised Options to the Company for no consideration.

(c)                                  This Section 2.7 shall not apply to the extent that the restrictions on transferability of the Shares have been terminated pursuant to Section 2.3.

ARTICLE III

PIGGYBACK REGISTRATION

3.1                               Piggyback Registration. Subject to the terms of this Agreement, in the event the Company chooses to Register any of its Common Stock, prior to the date 10 years after the date of this Agreement, on a form that is suitable for a Registration involving Registrable Securities, the Company will: (i) promptly give each Management Stockholder written notice (the “Company Notice”) thereof, and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Management Stockholder within 15 days after delivery of the Company Notice.

3.2                               Underwriting in Piggyback Registration. If the Company Notice relates to an underwritten public offering, the Company shall so advise the Management Stockholders in the Company Notice. In such event the right of any Management Stockholder to Registration shall be conditioned upon the inclusion of such Management Stockholder’s Registrable Securities in such underwritten public offering to the extent provided in this Section. All Management Stockholders proposing to distribute their securities through such underwriting shall (together with the Company and any other Management Stockholders participating in such offering) enter into an underwriting agreement with the Underwriter’s Representative for such offering. The Company shall select the underwriters.

3.3                               Withdrawal in Piggyback Registration. If any Management Stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least 7 business days prior to the effective date of the Registration Statement as disclosed to such Management Stockholder by the Company.

3.4                               Blue Sky in Piggyback Registration. In the event of any Registration of Registrable Securities pursuant to this Section, the Company shall use commercially reasonable efforts to qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

3.5                               Expenses of Registration. All Registration Expenses and Selling Expenses incurred in connection with any registration pursuant to Section 3.1 shall be borne by the Company.

3.6                               Indemnities. In the event of any registered offering of Registrable Securities pursuant to this Section,

(a)                                  Indemnity by the Company. The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Management Stockholder and any underwriter for such Management Stockholder, and each person, if any, who controls the

Management Stockholder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Management Stockholder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Management Stockholder, such underwriter and each such controlling person of the Management Stockholder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable to any such Management Stockholder, underwriter or controlling person in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Management Stockholder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Management Stockholder, the underwriter or any controlling person of the selling Management Stockholder or the underwriter, and regardless of any sale in connection with such offering by the selling Management Stockholder. Such indemnity shall survive the transfer of securities by a selling Management Stockholder.

(b)                                  Indemnity by the Selling Management Stockholders. Each Management Stockholder participating in a registration hereunder will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling Management Stockholder’s consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Management Stockholder will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Management Stockholder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Management Stockholders, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Management Stockholder exceed the gross proceeds (net of underwriting discounts and commissions) from the offering received by such Management Stockholder.

(c)                                  Indemnity Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall give the indemnified party at least 20 days (or such shorter period as shall reasonably be required under the circumstances) notice of any proposed settlement, together with true and correct copies of any proposed settlement.

(d)                                  Insufficiency of Indemnities. If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall (severally, but not jointly) contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Management Stockholders on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall (severally, but not jointly) contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Management Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Management Stockholders on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Registration Expenses) received by the Company bears to the total net proceeds from the offering received by the Management Stockholders. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Management Stockholders on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Management Stockholders agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if the Management Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, (i) no Management Stockholder shall be required to contribute any amount in excess of the gross proceeds of the offering to such Management Stockholder, net of underwriting discounts or commissions and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Management Stockholders’ obligations in this Section to contribute are several in proportion to their respective underwriting obligations and not joint.

3.7                               Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall:

(a)                                  Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Management Stockholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety days or, if sooner, until the distribution contemplated in the Registration Statement has been completed.

(b)                                  Amendments. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

(c)                                  Prospectus. Furnish to the Management Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)                                  Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Management Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement. If permitted by the managing underwriter, the Management Stockholders may, at their option, require that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement be conditions precedent to the obligations of such Management Stockholders. If permitted by the managing underwriter, the Management Stockholders shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than the representations, warranties or agreements regarding the Management Stockholders, the Management Stockholders’ right title and interest in the Registrable Securities and the Management Stockholders’ intended method of distribution or any other representations or warranties required by law.

(e)           Prospectus Notice. Promptly notify each Management Stockholder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company agrees to prepare and furnish to the Management Stockholders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances underlying such statements.

(f)            Listing.  Cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or approved for quotation on Nasdaq or such other automated quotation system on which similar securities issued by the Company are then listed or quoted.

(g)           Transfer Agent and Registrar.  Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h)           Legal Opinions and Accountants’ Letters.  Furnish, at the request of any Management Stockholder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Management Stockholders requesting registration of Registrable Securities and (ii) a letter dated such date and a bring-down letter dated the closing date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Management Stockholders requesting registration of Registrable Securities.

(i)            Stop Orders.  Notify a Management Stockholder the shares of which are registered in the offering when the Registration Statement covering such Management Stockholder’s Registrable Securities becomes effective, upon the issuance of any stop order by the SEC, or of the receipt of any notification of the suspension of qualification under state securities or Blue Sky laws, the Company hereby agreeing to use commercially reasonable efforts to obtain the withdrawal of any stop order or suspension of qualification.

(j)            Earnings Statement Pursuant to Section 11(a).  otherwise use commercially reasonable efforts to comply with all applicable rules of the SEC, and make available to the Management Stockholders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

3.8          Termination of Registration Rights.  The registration rights granted pursuant to this Agreement shall terminate as to any Management Stockholder at the time such Management Stockholder is able to sell all Registrable Securities held by it under Rule 144 promulgated under the Securities Act of 1933.

3.9          Market Stand-Off.  Each Management Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed l80 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Management Stockholders if all officers and directors of the Company enter into similar agreements. The underwriters in connection with the Company’s public offering are intended third party beneficiaries of this Section 3.9 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Management Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

3.10        Public Information.  At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto (the “Exchange Act”), or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall undertake to make publicly available and available to the Management Stockholders pursuant to Rule 144, such information as is necessary to enable the Management Stockholders to make sales of Registrable Stock pursuant to Rule 144. The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Management Stockholder upon request, a written statement executed by the Company as to the steps it has taken to so comply.

3.11        Information Furnished by Management Stockholders.  It shall be a condition precedent of the Company’s obligations under this Agreement that each Management Stockholder of Registrable Securities included in any Registration furnish to the Company such information regarding such Management Stockholder and the distribution proposed by such Management Stockholder or Management Stockholders as the Company may reasonably request or as may be required by the Securities Act.

ARTICLE IV

MISCELLANEOUS

4.1          Entire Agreement; Amendments.  This Agreement and the schedules and exhibits to this Agreement and the documents referred to in this Agreement and to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, with respect to the subject matter of this Agreement, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth herein or therein. This Agreement may be amended from time to time upon the unanimous written consent of the parties hereto.

4.2          Expenses.  Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

4.3          Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the state of Delaware, without regard to principles of conflict of laws.

4.4          Jurisdiction.

(a)           Dispute Resolution.  Except as otherwise specifically provided in this Agreement, In the event of any dispute, controversy or claim arising out of or related to this Agreement or a breach hereof, whether based in contract, tort, or statute, including its interpretation, scope, formation, performance or termination (“Dispute”), the parties shall settle such Dispute in accordance with the following:

(i)            Friendly Discussions.  The parties shall first use their best efforts to settle the Dispute by consulting and negotiating with each other in good faith to reach a just and equitable solution satisfactory to all parties;

(ii)           Litigation.  If the Dispute is not resolved through friendly discussions within 60 days of the date of the Dispute, the Dispute shall be finally resolved by litigation in Delaware federal court.

(b)           Consent to Service.  In connection with any litigation involving any Dispute, the parties agree to accept service of process by mail to the Notice addresses set forth in this Agreement.

4.5          Assignment.  This Agreement and each party’s rights hereunder may not be assigned without the prior written consent of the other Party, except that any party may: (a) assign any or all of its rights and obligations hereunder to one or more Affiliates; and (b) designate one or more of its Affiliates to perform its obligations hereunder; provided, however, that in any or all of such cases such assigning nonetheless shall remain responsible for the performance of all of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

4.6          Notices.  All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when received via telecopy, in all cases addressed to the Person for whom it is intended at his address set forth below or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this Section.

If to a Management Stockholder:	The address set forth on the signature pages of this Agreement.

If to the Company:	MYR Group Inc.
Three Continental Towers
1701 West Golf Road, Suite 1012
Rolling Meadows, Illinois 60008-4270
Fax: (847) 290-8046

4.7          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

4.8          No Third Parties; No Reliance.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.  No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and the parties assume no liability to any third party because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

4.9          Exhibits and Schedules; Construction of Certain Provisions.  The Exhibits and Schedules referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they had been set forth in their entirety herein.

4.10        Headings.  The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. They do not define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

4.11        Counterparts; Execution by Facsimile.  This Agreement and any consents required hereunder may be executed in one or more counterparts, and by any Management Stockholder on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Management Stockholder hereto to produce or account for more than one such counterpart executed and delivered by such Management Stockholder. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Management Stockholders and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

4.12        Binding Provisions.  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and permitted assigns.

4.13        Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable

4.14        Legend.  The certificates of Shares of the Company held by the Management Stockholders, together with all certificates hereinafter issued to or acquired by the Management Stockholders, shall be endorsed with a legend in substantially the following form:

“The shares represented by this certificate are subject to a Management Stockholder Agreement dated March         , 2006 (the “Stockholder Agreement”) by and between the holder of this certificate (the “Stockholder”), and the Company, which is on file in the office of the Secretary of the Company, pursuant to which the Stockholder has, among other things, agreed to restrict the sale, assignment, transfer, gift, grant, hypothecation, pledge, or other disposition or encumbrance of the shares of the Company represented by this certificate.  This certificate is transferable only upon compliance with the provisions of the aforesaid Stockholder Agreement.  The Company will mail to the Stockholder a copy of the Stockholder Agreement without charge within five (5) days after receipt of written request therefor.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be transferred unless a registration statement under the Securities Act with respect to such shares has become effective or unless the Company is in receipt of an opinion of counsel satisfactory to it to the effect that such shares may be transferred without registration under the Securities Act.”

****************************

[Remainder of Page Intentionally Left Blank - Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed as of the day and year first above written.

MYR GROUP INC.

By:	/s/ WILLIAM A. KOERTNER
Name:	William A. Koertner
Title:	President and Chief Executive Officer

FIRSTENERGY CORP.
(for purposes of Section 2.5 only)

By:	/s/ DAVID W. WHITEHEAD
Name:	David W. Whitehead
Title:	Corporate Secretary

MYR GROUP HOLDINGS, LLC
(for purposes of Sections 2.5 and 2.6 only)

By:	/s/ DANIEL R. REVERS
Name:	Daniel R. Revers
Title:	Managing Partner of ArcLight Capital Holdings, L.L.C.,
Manager of ArcLight PEF GP II, LLC,
General Partner of ArcLight Energy Partners Fund II, LP
sole member and manager of MYR Group Holdings, LLC

Management Stockholders

Name	Signature		Date

Koertner, William	By:	/s/ WILLIAM KOERTNER
Address:

Green, William	By:	/s/ WILLIAM GREEN
Address:

Engen, Gary	By:	/s/ GARY ENGEN
Address:

Fluss, John	By:	/s/ JOHN FLUSS
Address:

Swartz, Richard	By:	/s/ RICHARD SWARTZ
Address:

Theis, Steven	By:	/s/ STEVEN THEIS
Address:

Martinez, Marco	By:	/s/ MARCO MARTINEZ
Address:

Urbas, James	By:	/s/ JAMES URBAS
Address:

Roberts, Terry	By:	/s/ TERRY ROBERTS
Address:

Smolinski, Brian	By:	/s/ BRIAN SMOLINSKI
Address:

McDaniel, Robert	By:	/s/ ROBERT MCDANIEL
Address:

Hughes, Elaine	By:	/s/ ELAINE HUGHES
Address:

Agnew, Robert	By:	/s/ ROBERT AGNEW
Address:

Barciak, Frank	By:	/s/ FRANK BARCIAK
Address:

Boulanger, Lee	By:	/s/ LEE BOULANGER
Address:

Bowen, James	By:	/s/ JAMES BOWEN
Address:

Branco, Joseph	By:	/s/ JOSEPH BRANCO
Address:

Collins, James	By:	/s/ JAMES COLLINS
Address:

Cooper, Michael	By:	/s/ MICHAEL COOPER
Address:

Cooper, Tod	By:	/s/ TOD COOPER
Address:

Dillow, Henry	By:	/s/ HENRY DILLOW
Address:

Ehlert, William	By:	/s/ WILLIAM EHLERT
Address:

Filleman, Howard	By:	/s/ HOWARD FILLEMAN
Address:

Greenhalge, Scott	By:	/s/ SCOTT GREENHALGE
Address:

Hix, Kathy	By:	/s/ KATHY HIX
Address:

Hoekstra, James	By:	/s/ JAMES HOEKSTRA
Address:

Holland, Ray	By:	/s/ RAY HOLLAND
Address:

Howard, Larry	By:	/s/ LARRY HOWARD
Address:

Karpala, Jacek	By:	/s/ JACEK KARPALA
Address:

Kinzel, Bernard	By:	/s/ BERNARD KINZEL
Address:

Klein, Michael	By:	/s/ MICHAEL KLEIN
Address:

Klocke, Gary	By:	/s/ GARY KLOCKE
Address:

Kohl, Robert	By:	/s/ ROBERT KOHL
Address:

Lamont, David	By:	/s/ DAVID LAMONT
Address:

Marcotte, Francis	By:	/s/ FRANCIS MARCOTTE
Address:

Miller, James	By:	/s/ JAMES MILLER
Address:

Moore III, Paul	By:	/s/ PAUL MOORE III
Address:

Moore, Stephen	By:	/s/ STEPHEN MOORE
Address:

Mumm, Michael	By:	/s/ MICHAEL MUMM
Address:

Orndahl, Michael	By:	/s/ MICHAEL ORNDAHL
Address:

Quinn, Rodney	By:	/s/ RODNEY QUINN
Address:

Roddy, Bobby	By:	/s/ BOBBY RODDY
Address:

Schmidt, Arthur	By:	/s/ ARTHUR SCHMIDT
Address:

Schwantes, Peter	By:	/s/ PETER SCHWANTES
Address:

Serocki, Jeffrey	By:	/s/ JEFFREY SEROCKI
Address:

Shaw, Doreen	By:	/s/ DOREEN SHAW
Address:

Sherrill, Shane	By:	/s/ SHANE SHERRILL
Address:

Smith, Robert	By:	/s/ ROBERT SMITH
Address:

Sterkel, Mark	By:	/s/ MARK STERKEL
Address:

Thiaville, Gary	By:	/s/ GARY THIAVILLE
Address:

Volpe, Frank	By:	/s/ FRANK VOLPE
Address:

Vorwaller, Michael	By:	/s/ MICHAEL VORWALLER
Address:

Waneka, Jeffrey	By:	/s/ JEFFREY WANEKA
Address:

Whaley, Dale	By:	/s/ DALE WHALEY
Address:

Widner, Darrell	By:	/s/ DARRELL WIDNER
Address:

Wolf, Gregory	By:	/s/ GREGORY WOLF
Address:

Shaw, Doreen	By:	/s/ DOREEN SHAW
Address:

Howard, Larry	By:	/s/ LARRY HOWARD
Address: